Exhibit 99.1

CareTrust REIT Announces Fourth Quarter and Fiscal 2018 Operating Results

Conference Call Scheduled for Thursday, February 14, 2019 at 1:00 pm ET
SAN CLEMENTE, Calif., February 13, 2019 (GLOBE NEWSWIRE) -- CareTrust REIT, Inc. (Nasdaq:CTRE) today reported operating results for the quarter and year ended December 31, 2018, as well as other recent events.
For the quarter, CareTrust REIT reported:

•	Net income of $15.5 million and net income per diluted weighted-average common share of $0.18;

•	Normalized FFO of $27.1 million, a quarter-over-quarter increase of 14%, and normalized FFO per diluted weighted-average common share of $0.32, a quarter-over-quarter increase of 3% over Q4 2017;

•	Normalized FAD of $27.9 million, an increase of 14%, and normalized FAD per diluted weighted-average common share of $0.33, a quarter-over-quarter increase of 3% over Q4 2017;

•	A net debt-to-normalized EBITDA ratio of 3.3x and a debt-to-enterprise value of 24%, each as of quarter-end.

Continuing Progress
Commenting on the Company’s progress in the quarter, Greg Stapley, CareTrust's Chairman and Chief Executive Officer, said, “After a slow start to 2018, we were pleased to finish the year with several solid acquisitions and our most robust pipeline in a long time.” He reported that, in the quarter and since, the Company acquired $100.3 million in new assets, added another impressive new operator to its expanding tenant pool and match-funded its recent and anticipated near-term growth in part with $97.9 million in gross proceeds from its at-the-market equity program.
He noted that the Company’s disciplined approach to growth had positioned the Company well to execute on its opportunistic growth model going into 2019. “With leverage at an all-time low and the equity markets as accommodative as we’ve seen them, we have lots of runway to intelligently manage our growth and our balance sheet through 2019, and beyond,” he said. “However, we still have to dig carefully through the opportunities to find reasonably-priced assets and, above all, the right operators to shepherd them, and we remain firmly committed to that discipline,” he concluded.
Financial Results for Quarter Ended and Year Ended December 31, 2018
Chief Financial Officer Bill Wagner reported that, for the fourth quarter, CareTrust generated net income of $15.5 million, or $0.18 per diluted weighted-average common share, normalized FFO of $27.1 million, or $0.32 per diluted weighted-average common share, and normalized FAD of $27.9 million, or $0.33 per diluted weighted-average common share. “We are pleased to be delivering a 14% quarter-over-quarter increase in normalized FAD, posting a 3% increase in both FFO and FAD per share while simultaneously issuing equity to significantly reduce our leverage and prepare for the future,” said Mr. Wagner.
For the full year 2018, Mr. Wagner reported that CareTrust generated net income of $57.9 million, or $0.72 per diluted weighted-average common share, normalized FFO of $101.5 million or $1.28 per diluted weighted-average common share and normalized FAD of $105.0 million or $1.32 per diluted weighted-average common share.
Liquidity
Discussing the Company’s balance sheet, Mr. Wagner reported that, as of year end, CareTrust’s net debt-to-normalized EBITDA ratio was approximately 3.3x and its debt-to-enterprise value ratio was approximately 24%. He also disclosed that, as of today, the Company’s net debt-to-normalized EBITDA ratio stands at 3.3x. “Our current debt levels are well under management’s target leverage range of 4.0x to 5.0x net debt-to-normalized EBITDA, allowing us substantial optionality with respect to how we choose to fund significant growth going forward,” he said. He estimated that the Company could conservatively fund approximately $400.0 million in new growth without looking to the equity markets and without exceeding the midpoint of its target leverage range, although he was careful not to say that the Company would do so. “The equity markets continue to offer capital to us at attractive pricing, but it’s just good to know that we have plenty of liquidity without going there if there’s ever a disruption on the equity side,” he added.

He reported that the Company used a combination of retained FFO and proceeds of equity sales under its at-the-market program to reduce the outstanding balance under CareTrust’s previous $400.0 million revolving credit line to approximately $95.0 million at year end. He also noted that CareTrust continues to have no property-level debt.
He also reported that on February 8, 2019, CareTrust expanded its borrowing capacity and extended the maturity date under its unsecured revolving credit facility from $400.0 million to $600.0 million, and simultaneously entered into a $200.0 million, seven-year, non-amortizing unsecured term loan. The term loan proceeds were used to pay off CareTrust's existing $100.0 million unsecured term loan and the then-outstanding $85.0 million balance on its unsecured revolving credit facility. The remaining term loan proceeds went to cash on hand, where it was used in large part to fund the February 11, 2019 Covenant Care transaction.
The amended unsecured revolver and unsecured term loan have grid-based pricing of LIBOR plus 125 bps - 190 bps and LIBOR plus 150 bps - 220 bps, respectively. Additionally, the unsecured revolver carries an accordion feature which allows for up to $500.0 million of additional borrowing capacity when exercised, subject to customary terms and conditions. Mr. Wagner noted that the Company still has approximately $22.0 million in cash on hand and, taking into account existing extension rights, no debt maturing before 2024.
Mr. Wagner also reported that CareTrust issued approximately 2.5 million shares of common stock through the at-the-market program during the quarter at an average price of $19.98 per share, for $50.0 million in gross proceeds. He also reported that the Company has issued another approximately 2.5 million shares since January 1, 2019 at an average price of $19.48 per share, for $47.9 million in additional gross proceeds. “Our ATM program remains a significant instrument in the Company’s toolbox, as it significantly enhances our ability to match-fund the smaller acquisitions that have been our bread and butter,” he said. He added that the program, originally established in May 2017 with a $300.0 million authorization, still has approximately $5.8 million in authorization remaining at present.
2019 Guidance Issued
Mr. Wagner provided CareTrust REIT's 2019 earnings guidance, projecting on a per-diluted weighted-average common share basis, net income of approximately $0.78 to $0.80, normalized FFO of approximately $1.30 to $1.32, and normalized FAD of approximately $1.35 to $1.37. He noted that the 2019 guidance is based on a diluted weighted-average common share count of 88.6 million shares and assumes no new transactions beyond those completed to date, no new debt incurrences or new equity issuances, and 2.0% CPI-based rent escalators under CareTrust's long-term net leases.
Dividend Declared
During the quarter, CareTrust paid a quarterly dividend of $0.205 per common share, bringing the total dividend payout for 2018 to $0.82 per common share. “On an annualized basis, our quarterly dividend represents a payout ratio of approximately 64% based on the fourth quarter 2018 normalized FFO, and 62% on normalized FAD,” said Mr. Wagner. “At this level, our dividend remains among the best-protected of all our industry peers, while simultaneously providing additional growth capital for reinvestment and a solid overall return to our shareholders,” he added.
Portfolio Growth in the Quarter and Since
CareTrust invested $116.4 million in new capital during the year, including approximately $112.0 million in new asset acquisitions and approximately $4.4 million in rental-producing capital expenditures provided to tenants in the existing portfolio. “We are pleased that our operators are keeping the assets in good order, and renovating and renewing them periodically through meaningful capital investments,” said Eric Gillis, CareTrust’s Director of Asset Management. “These investments are illustrative of the belief our operators have in the strength of their operations and their long-term prospects for success,” he added.
During the fourth quarter, CareTrust completed the second leg of a two-property transaction, acquiring The Meadows on University, a 110-bed skilled nursing facility in Fargo, North Dakota. The total investment was approximately $14.4 million, inclusive of transaction costs. CareTrust added the properties to its existing master lease with Salt Lake City-based Eduro Healthcare, LLC, producing an annual cash rent increase of approximately $1.294 million. CareTrust funded the acquisition using cash on hand.
CareTrust also acquired Madison Park Healthcare, a 55-bed/unit skilled nursing and assisted living campus in Huntington, West Virginia, in a sale-leaseback transaction. The transaction allowed the operator, Tennessee-based Providence Health Group, Inc., to recapitalize the facility and acquire the portion of the operation it did not own. The total investment was approximately $7.2 million, inclusive of transaction costs, and the new master lease carries an annual cash rent of approximately $676,000. CareTrust funded the acquisition using cash on hand and borrowings under its revolving credit facility.
CareTrust also acquired Metron of Forest Hills, a 58-bed/unit skilled nursing facility in Forest Hills, Michigan, in a sale-leaseback with existing tenant Metron Integrated Health Systems. The total investment was approximately $4.4 million, inclusive of transaction costs, and producing initial annual cash rent of approximately $394,000. CareTrust funded the acquisition using cash on hand.
Finally, during the quarter CareTrust acquired a 134-operating bed skilled nursing facility in Parker, Colorado, and leased it to Eduro Healthcare, LLC. The total investment was approximately $19.6 million, inclusive of transaction costs, and the annual cash rent due under the amended and restated Eduro master lease increased by approximately $1.75 million. The acquisition was funded using cash on hand.

CareTrust has also completed two transactions since quarter end. In the first, CareTrust acquired Oakview Healthcare, a 128-bed/unit skilled nursing and assisted living campus in Mt. Carmel, Illinois. The total investment was approximately $9.0 million, inclusive of estimated transaction costs. In conjunction with the transaction, CareTrust and existing tenant WLC Management Firm, LLC entered into an amended and restated master lease as of February 1, 2019, with CPI-based annual rent escalators and a new 15-year term plus two five-year renewal options. The annual cash rent due under the WLC master lease increased by approximately $853,000. CareTrust funded the acquisition using cash on hand.
In the second, CareTrust acquired a 503-bed, four-property skilled nursing portfolio in California in a sale-leaseback transaction with subsidiaries of existing tenant Covenant Care, Inc. As part of the transaction, CareTrust and Covenant Care entered into a new master lease, which combined the four newly-acquired facilities with four Covenant Care facilities already in CareTrust’s existing portfolio. Mark Lamb, CareTrust’s Chief Investment Officer, noted that the transaction not only brought four very good properties into the CareTrust portfolio, but also allowed CareTrust to consolidate three existing leases with Covenant Care into a single, unified long-term master lease for all of CareTrust’s Covenant Care-operated assets. The total investment for the sale-leaseback was approximately $43.9 million, inclusive of estimated transaction costs, with approximately $4.0 million in initial annual cash rent. The new master lease carries an initial term of fifteen years, with two five-year renewal options and CPI-based rent escalators, while the three standalone leases that were consolidated and eliminated had remaining lease terms of less than five years. In conjunction with the sale-leaseback, CareTrust also provided Covenant Care with a short-term $11.4 million secured term loan at an interest rate of 9.0%. The loan is secured by a first mortgage on a five-property, 440-bed skilled nursing portfolio owned and operated by Covenant Care subsidiaries in Illinois. The sale-leaseback and secured term loan were funded using cash on hand.
Conference Call

A conference call will be held on Thursday, February 14, 2019, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust’s management will discuss fourth quarter and full year 2018 results, recent developments and other matters. The dial-in number for this call is (855) 232-8954 (U.S.) or (844) 220-4972 (International). The conference ID number is 1598754. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition and leasing of seniors housing and healthcare-related properties. With 199 net-leased healthcare properties and three operated seniors housing properties in 27 states, CareTrust is pursuing opportunities across the nation to acquire properties that will be leased to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. More information about CareTrust is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding future financial and financing positions, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, compliance with and changes in governmental regulations, and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability and willingness of Company tenants to meet and/or perform their obligations under the triple-net leases the Company has entered into with them and the ability and willingness of The Ensign Group, Inc. (“Ensign”) to meet and/or perform its obligations under the contractual arrangements that it entered into with the Company in connection with the spin-off from Ensign, including its triple-net long-term leases with the Company, and any of its obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities; (ii) the ability and willingness of the Company’s tenants to comply with laws, rules and regulations in the operation of the properties the Company leases to them; (iii) the ability and willingness of the Company’s tenants, including Ensign, to renew their leases with the Company upon expiration and the ability to reposition Company properties on the same or better terms in the event of nonrenewal or in the event the Company replaces an existing tenant, and obligations, including indemnification obligations, that the Company may incur in connection with the replacement of an existing tenant; (iv) the availability of and the ability to identify suitable acquisition opportunities and the ability to acquire and lease the respective properties on favorable terms; (v) the ability to generate sufficient cash flows to service the Company’s outstanding indebtedness; (vi) access to debt and equity capital markets; (vii) fluctuating interest rates; (viii) the ability to retain key management personnel; (ix) the ability to maintain the Company’s status as a real estate investment trust (“REIT”); (x) changes in the U.S. tax laws and other state, federal or local laws, whether or not specific to REITs; (xi) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xii) any additional factors identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those in the Company‘s Annual Report on Form 10-K for the year ended December 31, 2018 under the heading entitled “Risk Factors,” as such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the SEC.
Information in this press release or the related conference call is provided as of December 31, 2018, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(unaudited)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenues:
Rental income	$36,217	$32,379	$140,073	$117,633
Tenant reimbursements	2,950	3,001	11,924	10,254
Independent living facilities	864	821	3,379	3,228
Interest and other income	330	396	1,565	1,867
Total revenues	40,361	36,597	156,941	132,982
Expenses:
Depreciation and amortization	11,539	11,003	45,766	39,159
Interest expense	6,678	6,506	27,860	24,196
Loss on the extinguishment of debt	—	—	—	11,883
Property taxes	2,950	3,001	11,924	10,254
Independent living facilities	738	730	2,964	2,733
Impairment of real estate investment	—	—	—	890
Reserve for advances and deferred rent	—	10,414	—	10,414
General and administrative	2,917	2,691	12,555	11,117
Total expenses	24,822	34,345	101,069	110,646
Other income:
Gain on sale of real estate	—	—	2,051	—
Gain on disposition of other real estate investment	—	—	—	3,538
Net income	$15,539	$2,252	$57,923	$25,874

Earnings per common share:
Basic	$0.18	$0.03	$0.73	$0.35
Diluted	$0.18	$0.03	$0.72	$0.35

Weighted average shares outstanding:
Basic	84,059	75,476	79,386	72,647
Diluted	84,084	75,476	79,392	72,647

Dividends declared per common share	$0.205	$0.185	$0.82	$0.74

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

Net income	$15,539	$2,252	$57,923	$25,874
Depreciation and amortization	11,539	11,003	45,766	39,159
Interest expense	6,678	6,506	27,860	24,196
Amortization of stock-based compensation	1,032	624	3,848	2,416
EBITDA	34,788	20,385	135,397	91,645
Loss on the extinguishment of debt	—	—	—	11,883
Deferred preferred return	—	—	—	(544)
Impairment of real estate investment	—	—	—	890
Reserve for advances and deferred rent	—	10,414	—	10,414
Gain on sale of real estate	—	—	(2,051)	—
Gain on disposition of other real estate investment	—	—	—	(3,538)
Normalized EBITDA	$34,788	$30,799	$133,346	$110,750

Net income	$15,539	$2,252	$57,923	$25,874
Real estate related depreciation and amortization	11,520	10,973	45,664	39,049
Impairment of real estate investment	—	—	—	890
Gain on sale of real estate	—	—	(2,051)	—
Gain on disposition of other real estate investment	—	—	—	(3,538)
Funds from Operations (FFO)	27,059	13,225	101,536	62,275
Reserve for advances and deferred rent	—	10,414	—	10,414
Deferred preferred return	—	—	—	(544)
Effect of the senior unsecured notes payable redemption	—	—	—	12,475
Normalized FFO	$27,059	$23,639	$101,536	$84,620

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

Net income	$15,539	$2,252	$57,923	$25,874
Real estate related depreciation and amortization	11,520	10,973	45,664	39,049
Amortization of deferred financing fees	486	485	1,938	2,059
Amortization of stock-based compensation	1,032	624	3,848	2,416
Straight-line rental income	(702)	(227)	(2,333)	(344)
Impairment of real estate investment	—	—	—	890
Gain on sale of real estate	—	—	(2,051)	—
Gain on disposition of other real estate investment	—	—	—	(3,538)
Funds Available for Distribution (FAD)	27,875	14,107	104,989	66,406
Reserve for advances and deferred rent	—	10,414	—	10,414
Deferred preferred return	—	—	—	(544)
Effect of the senior unsecured notes payable redemption	—	—	—	12,475
Normalized FAD	$27,875	$24,521	$104,989	$88,751

FFO per share	$0.32	$0.17	$1.28	$0.85
Normalized FFO per share	$0.32	$0.31	$1.28	$1.16

FAD per share	$0.33	$0.19	$1.32	$0.91
Normalized FAD per share	$0.33	$0.32	$1.32	$1.22

Diluted weighted average shares outstanding [1]	84,324	75,692	79,582	72,853

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS - 5 QUARTER TREND
(in thousands, except per share data)
(unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018
Revenues:
Rental income	$32,379	$33,816	$34,708	$35,332	$36,217
Tenant reimbursements	3,001	2,968	3,016	2,990	2,950
Independent living facilities	821	799	845	871	864
Interest and other income	396	518	400	317	330
Total revenues	36,597	38,101	38,969	39,510	40,361
Expenses:
Depreciation and amortization	11,003	11,577	11,299	11,351	11,539
Interest expense	6,506	7,092	7,285	6,805	6,678
Property taxes	3,001	2,968	3,016	2,990	2,950
Independent living facilities	730	716	744	766	738
Reserve for advances and deferred rent	10,414	—	—	—	—
General and administrative	2,691	3,192	3,358	3,088	2,917
Total expenses	34,345	25,545	25,702	25,000	24,822
Other income:
Gain on sale of real estate	—	2,051	—	—	—
Net income	$2,252	$14,607	$13,267	$14,510	$15,539

Diluted earnings per share	$0.03	$0.19	$0.17	$0.18	$0.18

Diluted weighted average shares outstanding	75,476	75,504	76,374	81,490	84,084

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands, except per share data)
(unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018

Net income	$2,252	$14,607	$13,267	$14,510	$15,539
Depreciation and amortization	11,003	11,577	11,299	11,351	11,539
Interest expense	6,506	7,092	7,285	6,805	6,678
Amortization of stock-based compensation	624	904	924	988	1,032
EBITDA	20,385	34,180	32,775	33,654	34,788
Reserve for advances and deferred rent	10,414	—	—	—	—
Gain on sale of real estate	—	(2,051)	—	—	—
Normalized EBITDA	$30,799	$32,129	$32,775	$33,654	$34,788

Net income	$2,252	$14,607	$13,267	$14,510	$15,539
Real estate related depreciation and amortization	10,973	11,549	11,265	11,330	11,520
Gain on sale of real estate	—	(2,051)	—	—	—
Funds from Operations (FFO)	13,225	24,105	24,532	25,840	27,059
Reserve for advances and deferred rent	10,414	—	—	—	—
Normalized FFO	$23,639	$24,105	$24,532	$25,840	$27,059

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018

Net income	$2,252	$14,607	$13,267	$14,510	$15,539
Real estate related depreciation and amortization	10,973	11,549	11,265	11,330	11,520
Amortization of deferred financing fees	485	484	484	484	486
Amortization of stock-based compensation	624	904	924	988	1,032
Straight-line rental income	(227)	(591)	(342)	(698)	(702)
Gain on sale of real estate	—	(2,051)	—	—	—
Funds Available for Distribution (FAD)	14,107	24,902	25,598	26,614	27,875
Reserve for advances and deferred rent	10,414	—	—	—	—
Normalized FAD	$24,521	$24,902	$25,598	$26,614	$27,875

FFO per share	$0.17	$0.32	$0.32	$0.32	$0.32
Normalized FFO per share	$0.31	$0.32	$0.32	$0.32	$0.32

FAD per share	$0.19	$0.33	$0.33	$0.33	$0.33
Normalized FAD per share	$0.32	$0.33	$0.33	$0.33	$0.33

Diluted weighted average shares outstanding [1]	75,692	75,657	76,545	81,687	84,324

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(audited)
	December 31, 2018	December 31, 2017
Assets:
Real estate investments, net	$1,216,237	$1,152,261
Other real estate investments, net	18,045	17,949
Cash and cash equivalents	36,792	6,909
Accounts and other receivables, net	11,387	5,254
Prepaid expenses and other assets	8,668	895
Deferred financing costs, net	633	1,718
Total assets	$1,291,762	$1,184,986

Liabilities and Equity:
Senior unsecured notes payable, net	$295,153	$294,395
Senior unsecured term loan, net	99,612	99,517
Unsecured revolving credit facility	95,000	165,000
Accounts payable and accrued liabilities	15,967	17,413
Dividends payable	17,783	14,044
Total liabilities	523,515	590,369

Equity:
Common stock	859	755
Additional paid-in capital	965,578	783,237
Cumulative distributions in excess of earnings	(198,190)	(189,375)
Total equity	768,247	594,617
Total liabilities and equity	$1,291,762	$1,184,986

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(audited)
	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income	$57,923	$25,874
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including a below-market ground lease)	45,783	39,176
Amortization of deferred financing costs	1,938	2,100
Loss on the extinguishment of debt	—	11,883
Amortization of stock-based compensation	3,848	2,416
Straight-line rental income	(2,333)	(344)
Noncash interest income	(238)	(686)
Gain on sale of real estate	(2,051)	—
Interest income distribution from other real estate investment	—	1,500
Reserve for advances and deferred rent	—	10,414
Impairment of real estate investment	—	890
Change in operating assets and liabilities:
Accounts and other receivables, net	(3,800)	(9,428)
Prepaid expenses and other assets	(270)	(273)
Accounts payable and accrued liabilities	(1,443)	5,278
Net cash provided by operating activities	99,357	88,800
Cash flows from investing activities:
Acquisitions of real estate	(111,640)	(296,517)
Improvements to real estate	(7,230)	(748)
Purchases of equipment, furniture and fixtures	(1,782)	(403)
Investment in real estate mortgage and other loans receivable	(5,648)	(12,416)
Principal payments received on real estate mortgage and other loans receivable	3,227	25
Sale of other real estate investment	—	7,500
Escrow deposits for acquisitions of real estate	(5,000)	—
Net proceeds from the sale of real estate	13,004	—
Net cash used in investing activities	(115,069)	(302,559)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net	179,882	170,323
Proceeds from the issuance of senior unsecured notes payable	—	300,000
Borrowings under unsecured revolving credit facility	65,000	238,000
Payments on senior unsecured notes payable	—	(267,639)
Payments on unsecured revolving credit facility	(135,000)	(168,000)
Payments of deferred financing costs	—	(6,063)
Net-settle adjustment on restricted stock	(1,288)	(866)
Dividends paid on common stock	(62,999)	(52,587)
Net cash provided by financing activities	45,595	213,168
Net increase (decrease) in cash and cash equivalents	29,883	(591)
Cash and cash equivalents, beginning of period	6,909	7,500
Cash and cash equivalents, end of period	$36,792	$6,909

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(unaudited)

					December 31, 2018
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	5.250%		2025		$300,000	60.6%	$(4,847)		$295,153

Floating Rate Debt

Senior unsecured term loan[5]	4.472%	[1]	2023		100,000	20.2%	(388)		99,612

Unsecured revolving credit facility[5]	4.272%	[2]	2020	[3]	95,000	19.2%	—	[4]	95,000
	4.375%				195,000	39.4%	(388)		194,612

Total Debt	4.905%				$495,000	100.0%	$(5,235)		$489,765

[1] Funds can be borrowed at applicable LIBOR plus 1.95% to 2.60% or at the Base Rate (as defined) plus 0.95% to 1.6%.
[2] Funds can be borrowed at applicable LIBOR plus 1.75% to 2.40% or the Base Rate (as defined) plus 0.75% to 1.4%.
[3] Maturity date assumes exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.
[5] On February 8, 2019, CareTrust REIT entered into an amended and restated credit and guaranty agreement, which now provides for an unsecured revolving credit facility with revolving commitments in an aggregate principal amount of $600.0 million and an unsecured term loan credit facility in an aggregate principal amount of $200.0 million. The proceeds of the term loan have been used, in part, to repay in full all outstanding borrowings under the term loan and revolving credit facility under the prior credit agreement. As of February 13, 2018, there were no outstanding borrowings under the revolving credit facility.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(shares in thousands)
(unaudited)

2019 Guidance

	Low	High
Net income	$0.78	$0.80
Real estate related depreciation and amortization	0.52	0.52
Funds from Operations (FFO)	1.30	1.32
Normalized FFO	$1.30	$1.32

Net income	$0.78	$0.80
Real estate related depreciation and amortization	0.52	0.52
Amortization of deferred financing fees	0.02	0.02
Amortization of stock-based compensation	0.05	0.05
Straight-line rental income	(0.02)	(0.02)
Funds Available for Distribution (FAD)	1.35	1.37
Normalized FAD	$1.35	$1.37
Weighted average shares outstanding:
Diluted	88,593	88,593

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as real estate impairment charges, certain deferred preferred return, losses on the extinguishment of debt, reserve for advances and deferred rent and gains or losses from dispositions of real estate or other real estate investments. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate or other real estate investments, real estate depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with NAREIT’s definition.
FAD is defined as FFO excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO and Normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as losses on the extinguishment of debt, certain deferred preferred returns, the effect of the senior unsecured notes payable redemption and other unanticipated charges. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.